As filed with the Securities and Exchange Commission on May 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aon plc Aon plc Aon Global Holdings plc Aon Corporation	Ireland England and Wales England and Wales Delaware	Applied For 98-1030901 98-1199829 36-3051915
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Aon plc

Metropolitan Building

James Joyce Street

Dublin 1, Ireland D01 K0Y8

+353 1 266 6000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Darren Zeidel

Executive Vice President, General Counsel and Company Secretary

200 East Randolph Street

Chicago, Illinois 60601

(312) 381-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Lueking

Roderick O. Branch

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

(312) 876-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Aon plc
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
Aon plc
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
Aon Global Holdings plc
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
Aon Corporation
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Debt Securities Guarantees
Class A Ordinary Shares(4)
Preference Shares
Share Purchase Contracts(5)
Share Purchase Units(5)

(1)

This Registration Statement covers an indeterminate number of senior debt securities, Class A ordinary shares, preference shares, share purchase contracts and share purchase units of Aon plc, an Irish public limited company (“Aon plc”), senior debt securities of Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales (“AGH”), senior debt securities of Aon Corporation, a Delaware corporation (“Aon Corporation”), and the related guarantees of each of Aon plc, AGH, Aon Corporation and Aon plc, a public limited company incorporated under the laws of England and Wales and to be re-registered as a limited company and renamed Aon Global Limited (“AGL”), in each case, that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or their affiliates.

(2)

Omitted pursuant to Form S-3 General Instruction II.E. We are registering an indeterminate amount of the securities of each identified class as may from time to time be offered, reoffered or sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities or that are issued in units.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the entire related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities that are being registered concurrently, no separate fee for the guarantees shall be payable.

(4)

The Class A ordinary shares of Aon plc covered by this Registration Statement may be issued separately or upon the conversion of the debt securities or the preference shares that are registered by this Registration Statement. Class A ordinary shares of Aon plc that are issued upon the conversion of such debt securities or preference shares will be issued without the payment of additional consideration.

(5)

The share purchase contracts and share purchase units of Aon plc covered by this Registration Statement each represent the obligation to purchase an indeterminate number of the Class A ordinary shares of Aon plc that are registered by this Registration Statement.

PROSPECTUS

Aon plc	Aon plc	Aon Global Holdings plc	Aon Corporation
Debt Securities Guarantees Class A Ordinary Shares Preference Shares Share Purchase Contracts Share Purchase Units	Guarantees	Debt Securities Guarantees	Debt Securities Guarantees

We or our subsidiaries identified above may from time to time offer and sell any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides you with a general description of the securities and the general manner in which they may be offered. This prospectus is being filed following the completion on April 1, 2020 of a scheme of arrangement under English law that resulted in our public shareholders holding Class A ordinary shares of an Irish public limited company instead of Class A ordinary shares of a public limited company incorporated under the laws of England and Wales.

We or our subsidiaries identified above may offer and sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. None of the securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Each time we or our subsidiaries identified above offer and sell securities, a supplement to this prospectus will be provided that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities, as well as the documents incorporated or deemed to be incorporated by reference herein and therein.

INVESTING IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS INVOLVES RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND ANY RISK FACTORS SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN OR THEREIN.

Our executive offices are located at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8, and our telephone number is +353 1 266 6000.

The Class A ordinary shares of Aon plc are listed on the New York Stock Exchange under the symbol “AON.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using an automatic “shelf” registration process. By using a shelf registration statement, we or our subsidiaries identified on the cover page of this prospectus may, over time, offer any combination of the securities described in this prospectus in one or more offerings.

On April 1, 2020, a scheme of arrangement under English law was completed pursuant to which the Class A ordinary shares of Aon plc, a public limited company incorporated under the laws of England and Wales and the then publicly traded parent company of the Aon group and to be re-registered as a limited company and renamed Aon Global Limited, were cancelled and the holders thereof received, on a one-for-one basis, Class A ordinary shares of Aon plc, an Irish public limited company (the “Reorganization”).

Unless otherwise stated or the context otherwise requires, in this prospectus we use the terms:

•	“Aon Corporation” to refer to Aon Corporation, a Delaware corporation;

•

“AGL” to refer to Aon plc, a public limited company incorporated under the laws of England and Wales and the former publicly traded parent company of the Aon group and to be re-registered as a limited company and renamed Aon Global Limited;

•

“Aon plc” to refer to (i) for time periods prior to the completion of the Reorganization, AGL, and (ii) for time periods on or after the completion of the Reorganization, Aon plc, an Irish public limited company;

•	“AGH” to refer to Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales;

•	“Aon,” “we,” “us” or “our” to refer to Aon plc, together with its consolidated subsidiaries, including Aon Corporation, AGL and AGH; and

•

the “securities” to refer collectively to the debt securities, guarantees, preference shares, Class A ordinary shares, share purchase contracts and share purchase units offered by Aon plc, the guarantees offered by AGL, the debt securities and guarantees offered by AGH, and the debt securities and guarantees offered by Aon Corporation.

This prospectus provides you with a general description of the securities that Aon plc, AGL, AGH or Aon Corporation may offer. Each time that Aon plc, AGL, AGH or Aon Corporation offer and sell securities, a prospectus supplement to this prospectus will be provided that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to such registration statement. For further information, we refer you to such registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

You should rely only on the information contained, incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained, incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. The business, financial condition, results of operations and prospects of Aon plc, AGL, AGH and/or Aon Corporation may have changed since that date. Neither this prospectus nor any prospectus supplement constitutes an offer to sell securities or a solicitation of an offer to buy securities by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

This document is not intended to be and is not a prospectus for purposes of the Companies Act 2014 of Ireland, as amended (the “Irish Companies Act”), Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “EU Prospectus Regulation”) or any legislation, regulations or rules of the European Union, Ireland or any other member state of the European Economic Area implementing the EU Prospectus Regulation or the United Kingdom. This document has not been reviewed or approved by the Central Bank of Ireland nor by any other competent or supervisory authority of any other member state of the European Economic Area or the United Kingdom for the purposes of the EU Prospectus Regulation. No offer of securities to the public is being, or shall be, made in Ireland or any other member state of the European Economic Area or the United Kingdom on the basis of this document.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.aon.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

You will find additional information about us in the registration statement of which this prospectus forms a part. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference therein. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement may be obtained through the SEC’s website as provided above, or through us as provided under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference (i) the documents set forth below and (ii) any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, other than, in each case, those documents or the portions thereof that are furnished and not filed:

•

the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  14, 2020 (except for Item 8 therein to the extent superseded by the Current Report on Form 8-K , filed with the SEC on April 1, 2020);

•

the information specifically incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2019 from the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020;

•	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020;

•

the Current Reports on Form 8-K, filed with the SEC on February 4, 2020, February  24, 2020, February  27, 2020, March  10, 2020, April 1,  2020, April  2, 2020, April  27, 2020 and May 12, 2020, and the Current Report on Form 8-K12B, filed with the SEC on April 1, 2020; and

•

the description of the Class  A ordinary shares of Aon plc contained in Exhibit 4.7 to the Current Report on Form 8-K12B , filed with the SEC on April 1, 2020, including any amendment or report filed for the purposes of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Aon Corporation

Attention: Company Secretary

200 East Randolph Street

Chicago, IL 60601

United States of America

Telephone: +1 312 381 1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INFORMATION CONCERNING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein may contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They are typically identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “probably,” “potential,” “looking forward,” “continue” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; public health concerns and continuing uncertainty in connection with COVID-19; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; expected effective tax rate; future actions by regulators; risks related to our pending combination with Willis Towers Watson Public Limited Company; and the impact of changes in accounting rules. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

•	general economic and political conditions in the countries in which we do business around the world, including the withdrawal of the United Kingdom from the European Union;

•	changes in the competitive environment or damage to our reputation;

•	fluctuations in exchange and interest rates that could influence revenues and expenses;

•	changes in global equity and fixed income markets that could affect the return on invested assets;

•	changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

•	the level of our debt limiting financial flexibility or increasing borrowing costs;

•	rating agency actions that could affect our ability to borrow funds;

•	volatility in our tax rate due to a variety of different factors, including U.S. federal income tax reform;

•	changes in estimates or assumptions on our financial statements;

•	limits on our subsidiaries to make dividend and other payments to us;

•	the impact of lawsuits and other contingent liabilities and loss contingencies arising from errors and omissions and other claims against us;

•

the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our businesses and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

•	the impact of any investigations brought by regulatory authorities in the United States, Ireland, the United Kingdom and other countries;

•	the impact of any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes;

•	failure to protect intellectual property rights or allegations that we infringe on the intellectual property rights of others;

•	the effects of Irish law on our operating flexibility and the enforcement of judgments against us;

•	the failure to retain and attract qualified personnel;

•	international risks associated with our global operations;

•	the effects of natural or man-made disasters, including the effects of COVID-19 and other health pandemics;

•	the potential of a system or network breach or disruption resulting in operational interruption or improper disclosure of personal data;

•	our ability to develop and implement new technology;

•	damage to our reputation among clients, markets or third parties;

•	the actions taken by third parties that perform aspects of our business operations and client services;

•

the extent to which we manage certain risks created in connection with the various services, including fiduciary and investment consulting and other advisory services, among others, that we currently provide, or will provide in the future, to clients;

•	our ability to continue, and the costs and risks associated with, growing, developing and integrating companies that we acquire or new lines of business;

•	changes in commercial property and casualty markets, commercial premium rates or methods of compensation;

•	changes in the health care system or our relationships with insurance carriers;

•	our ability to implement initiatives intended to yield cost savings and the ability to achieve those cost savings;

•	risks and uncertainties associated with the sale of our benefits administration and business process outsourcing business;

•	our ability to realize the expected benefits from our restructuring plan; and

•

risks and uncertainties related to our pending combination and subsequent integration with Willis Towers Watson Public Limited Company, including our ability to obtain the requisite approvals of, to satisfy the other conditions to, or to otherwise complete, the combination on the expected timeframe, or at all, the occurrence of unanticipated difficulties or costs in connection with the combination, our ability to successfully integrate the combined companies following the combination and our ability to realize the expected benefits from the combination.

Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect us, including our results of operations and financial condition, is contained under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus. See “Risk Factors.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors contained under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q and/or any Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

ABOUT AON

We are a leading global professional services firm that provides advice and solutions to clients focused on risk, retirement and health, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions that are under-pinned by industry-leading data and analytics. Our strategy is to be the preeminent professional services firm in the world, focused on risk and people. Our principal executive offices are located at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8, our telephone number is +353 1 266 6000 and our website is www.aon.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.

Aon plc is an Irish public limited company and its Class A ordinary shares are currently traded on the NYSE under the symbol “AON.” Aon plc is a public limited company incorporated under the laws of England and Wales and to be re-registered as a limited company and renamed Aon Global Limited (“AGL”). Aon Global Holdings plc is a public limited company incorporated under the laws of England and Wales (“AGH”). Aon Corporation (“Aon Corporation”) is a Delaware corporation. Each of AGL, AGH and Aon Corporation is an indirect wholly owned subsidiary of Aon plc. See “About this Prospectus,” “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus and any applicable prospectus supplement for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short term marketable securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this description, references to “holders” mean those who own debt securities and the related guarantees registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in debt securities and the related guarantees registered in “street name” or issued in book-entry form and held through one or more depositaries.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that may be offered pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Aon plc Debt Securities

Aon plc may issue senior debt securities (the “Aon plc debt securities”) under an indenture (the “Aon plc indenture”), among Aon plc, as issuer, AGL, AGH and Aon Corporation, as guarantors (the “Aon plc guarantors”) in respect of certain series of Aon plc debt securities, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).

Any Aon plc debt securities issued under the Aon plc indenture will constitute unsubordinated debt of Aon plc. Any guarantee that AGL, AGH and Aon Corporation, as the Aon plc guarantors, issue under the Aon plc indenture will constitute unsubordinated obligations of AGL, AGH and Aon Corporation (each, an “Aon plc debt guarantee”).

AGH Debt Securities

AGH may issue senior debt securities (the “AGH debt securities”) under an indenture (the “AGH indenture”), among AGH, as issuer, Aon plc, AGL and Aon Corporation, as guarantors (the “AGH guarantors”) in respect of certain series of AGH debt securities, and the trustee.

Any AGH debt securities issued under the AGH indenture will constitute unsubordinated debt of AGH. Any guarantee that Aon plc, AGL or Aon Corporation, as the AGH guarantors, issue under the AGH indenture will constitute unsubordinated obligations of Aon plc, AGL and Aon Corporation (each, an “AGH debt guarantee”).

Aon Corporation Debt Securities

Aon Corporation may issue senior debt securities (the “Aon Corporation debt securities”) under an indenture (the “Aon Corporation indenture”), among Aon Corporation, as issuer, Aon plc, AGL and AGH, as guarantors (the “Aon Corporation guarantors”) in respect of certain series of Aon Corporation debt securities, and the trustee. There are currently three existing Aon Corporation indentures: (i) the Second Amended and Restated Indenture, dated April 1, 2020 (amending and restating the Amended and Restated Indenture, dated April 2, 2012) (originally dated January 13, 1997); (ii) the Second Amended and Restated Indenture, dated April 1, 2020 (amending and restating the Amended and Restated Indenture, dated April 2, 2012) (originally dated September 10, 2010); and (iii) the Amended and Restated Indenture, dated April 1, 2020 (amending and restating the Indenture, dated December 3, 2018).

Any Aon Corporation debt securities issued under the Aon Corporation indenture will constitute unsubordinated debt of Aon Corporation. Any guarantee that Aon plc, AGL or AGH, as the Aon Corporation guarantors, issue under the Aon Corporation indenture will constitute unsubordinated obligations of Aon plc, AGL and AGH (each, an “Aon Corporation debt guarantee”).

In this description:

•	the Aon plc debt securities, the AGH debt securities and the Aon Corporation debt securities are sometimes referred to collectively as the “debt securities”;

•	the Aon plc indenture, the AGH indenture and the Aon Corporation indenture are sometimes referred to collectively as the “indentures”;

•	the Aon plc debt guarantees, the AGH debt guarantees and the Aon Corporation debt guarantees are sometimes referred to collectively as the “guarantees”;

•	each of Aon plc, AGH and Aon Corporation, in each case in its capacity as issuer of debt securities, is sometimes referred to as an “issuer”; and

•	each of the Aon plc guarantors, the AGH guarantors and the Aon Corporation guarantors is sometimes referred to as a “guarantor.”

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The terms of any debt securities and, if applicable, the guarantees will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The debt securities will be subject to all those terms, and we refer prospective purchasers and holders of debt securities and guarantees to the applicable indenture and the Trust Indenture Act for a statement of those terms. The debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The following summaries of various provisions of the debt securities, the indentures and the guarantees are not complete. They do not describe certain exceptions and qualifications contained in the debt securities, the indentures and the guarantees, and are qualified in their entirety by reference to the provisions of the debt securities, the indentures and the guarantees. Unless we otherwise indicate, capitalized terms have the meanings assigned to them in the applicable indenture.

An applicable prospectus supplement will specify the issuer, the guarantors, if any, and whether the debt securities are to be guaranteed. The debt securities may be issued as part of units consisting of debt securities and other securities that may be offered under this prospectus. If debt securities are issued as part of units of debt securities and other securities that may be issued under this prospectus, an applicable prospectus supplement will describe any applicable material federal income tax consequences to holders.

General

The debt securities will be unsecured obligations of the applicable issuer. None of the indentures limit the amount of debt securities that the issuer may issue. Each indenture provides that the issuer may issue debt securities from time to time in one or more series.

The debt securities and any debt guarantees will be unsecured and unsubordinated obligations of the applicable issuer and will rank equally in right of payment with such issuer’s other unsecured and unsubordinated obligations. Because each of Aon plc, AGL, AGH and Aon Corporation is a holding company, the holders of debt securities and debt guarantees may not receive assets of the applicable issuer’s subsidiaries in a liquidation or recapitalization until the claims of such subsidiaries’ creditors and any insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that the applicable issuer may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of such subsidiaries from making payments to the applicable issuer of dividends and on loans and other transfers of funds.

An applicable prospectus supplement will describe the specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the name of the issuer of those debt securities and, if applicable, the name of the guarantors;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in global form;

•	the maturity date or dates of the debt securities;

•	the interest rate or rates, if any (which may be fixed or variable), and, if applicable, the method used to calculate the interest rate;

•	the date or dates from which interest will accrue and on which interest will be payable and the date or dates used to determine the persons to whom interest will be paid;

•	whether the debt securities will be guaranteed;

•	the place or places where principal of, and any premium or interest on, the debt securities will be paid;

•	whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by the issuer at its option or at the option of the holders;

•	whether there will be a sinking fund;

•

if other than U.S. dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units or composite currency and denomination in which the debt securities will be issued and in which payments will be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities that the issuer will pay upon acceleration of the maturity date;

•	if the debt securities are not subject to defeasance by the issuer;

•	any deletions from, modifications of or additions to the events of default applicable to such debt securities;

•

whether the debt securities will be exchangeable for or convertible into Class A ordinary shares of Aon plc or any other securities or property and the terms and conditions governing such exchange or conversion; and

•	any other terms of the debt securities.

If an issuer denominates the purchase price of a series of debt securities in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, or if the principal of, any premium and interest on any series of debt securities is payable in a non-U.S. dollar currency or currencies or a non-U.S. dollar currency unit or units, an applicable prospectus supplement will describe any special U.S. federal income tax considerations.

The issuer will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the applicable debt securities, the applicable indenture and any applicable prospectus supplement. The issuer will not impose a service charge for any transfer or exchange of debt securities, but it may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. (Section 2.05 of the indentures).

Unless otherwise indicated in an applicable prospectus supplement, each issuer will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. (Sections 2.01 and 2.04 of the indentures).

The issuer may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. An applicable prospectus supplement will describe any special U.S. federal income tax considerations applicable to any of those discounted debt securities.

The issuer may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to those debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which that principal or interest is due. An applicable prospectus supplement will describe the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to those debt securities.

The indentures do not restrict the issuers’ ability to incur unsecured indebtedness or, subject to the restrictions described in “ —Consolidation and Merger,” to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing the issuers’ indebtedness. Accordingly, unless an applicable prospectus supplement states otherwise, neither the debt securities nor any guarantees will contain any provisions that afford holders protection against the issuers or, if applicable, the guarantors incurring unsecured indebtedness or engaging in certain reorganizations or transactions. As a result, any of the issuers could become highly leveraged.

Events of Default

With respect to any series of debt securities, “event of default” means any of the following:

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to pay the interest or any additional amount on any debt security of that series when due and the continuation of that failure for 30 days;

•

if that series of debt securities is guaranteed, the cessation of any guarantee of any debt security of that series to be in full force and effect, the declaration that any guarantee of such debt securities is null and void and unenforceable, the finding that any guarantee of such debt securities is invalid or the denial by any guarantor of its liability under its guarantee of such debt securities (other than by reason of the release of such guarantor in accordance with the terms of the applicable indenture);

•

failure by the issuer or, if applicable, a guarantor to comply with any of its other covenants or agreements contained in the applicable indenture and the continuation of that failure for 90 days after written notice of that failure is given to such issuer or, if applicable, guarantor from the applicable trustee (or to such issuer and, if applicable, guarantor and that trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

•	certain events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, a guarantor;

•

if that series of debt securities is convertible or exchangeable into Class A ordinary shares of Aon plc or any other securities or property, default in the delivery of any such Class A ordinary shares, together with cash in lieu of fractional shares, or other securities or property, as applicable, when required to be delivered upon conversion or exchange of any debt security of that series, and the continuation of such default for 10 business days; and

•	any other event of default provided with respect to debt securities of that series that is described in an applicable prospectus supplement. (Section 6.01 of the indentures).

If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require the issuer or, if applicable, the guarantors to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after that trustee or the holders, as the case may be, declare an acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if (i) all events of default (other than the non-payment of accelerated principal) with respect to such debt securities have been cured or (ii) all such events of default have been waived, each as provided in the applicable indenture. (Section 6.01 of the indentures). For information as to waiver of defaults, see “ —Modification and Waiver.” The particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities that are discount securities triggered by an event of default shall be described in an applicable prospectus supplement.

Each indenture provides that, subject to the duties of the applicable trustee to act with the required standard of care, if there is a continuing event of default, the applicable trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered to the applicable trustee security or indemnity reasonably satisfactory to it. (Section 7.02 of the indentures). Subject to those provisions for security or indemnification of the applicable trustee and certain other conditions, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power that trustee holds, in each case, with respect to the debt securities of that series. (Section 6.06 of the indentures).

No holder of any debt security of any series will have any right to institute any proceeding with respect to any indenture or for any remedy thereunder unless:

•

the applicable trustee has failed to institute the proceeding for 60 days after the holder has previously given such trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute the proceeding as trustee; and

•

the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.04 of the indentures).

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the date or dates they are to be paid as expressed in or pursuant to that debt security and to institute suit for the enforcement of any such payment. (Section 6.04 of the indentures).

Each indenture provides that the applicable trustee shall provide notice to the holders of debt securities of any series within 90 days of the occurrence of any default with respect to such debt securities known to such trustee, except that the trustee need not provide holders of such debt securities notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if such default has been cured and such trustee considers it in the interest of the holders of such debt securities not to provide that notice. (Section 6.07 of the indentures).

Consolidation and Merger

Each indenture provides that each of the issuer and the guarantors may consolidate with or merge or convert into, or convey, transfer or lease its or their properties or assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions set forth in the indentures:

•	the issuer or such guarantor, as the case may be, is the successor person; or

•

the successor person (if other than the issuer or such guarantor, as the case may be) formed by such consolidation or conversion or into which the issuer or such guarantor, as the case may be, merges or converts or which acquires or leases the assets of the issuer or such guarantor, as the case may be, substantially as an entirety:

a.

(i) in the case of Aon Corporation, is a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) expressly assumes by supplemental indenture the obligations of the issuer or such guarantor, as the case may be, in relation to the debt securities or such guarantee, as the case may be, and under the applicable indenture;

b.	immediately after giving effect to such transaction, there is no event of default and no event which, after notice or passage of time or both, would become an event of default; and

c.

the issuer or such guarantor, as the case may be, has delivered to the trustee an officers’ certificate stating that the transaction complies with the conditions set forth in the applicable indenture. (Section 11.01 of the indentures).

It is possible that a merger, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the holders of debt securities or guarantees for new securities, which could result in holders of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to holders of debt securities or guarantees under other tax laws to which the holders are subject.

Payment of Additional Amounts

Payments made by Aon plc, AGL, AGH, Aon Corporation or a paying agent, as applicable, on the debt securities or in respect to the guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of Ireland, the United Kingdom or, in the case of debt securities issued by Aon plc, AGL or AGH and guaranteed by Aon Corporation, the United States (each, a “Home Country Jurisdiction”), of any territory thereof or by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), unless Aon plc, AGL, AGH, Aon Corporation or a paying agent is required to withhold or deduct Taxes by law.

If Aon plc, AGL, AGH, Aon Corporation or a paying agent is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities or the guarantees, Aon plc, AGL, AGH or Aon Corporation, as applicable, will pay such additional amounts as may be necessary so that the net amount received by each beneficial owner (including additional amounts) after such withholding or deduction will not be less than the amount the beneficial owner would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities or guarantees, as applicable (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation), and such Home Country Jurisdiction or any political subdivision, territory or possession thereof or therein, or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident, domicile or national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of and premium, if any, or interest, if any, on the debt securities or the guarantees, as applicable;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

a.

such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

b.

at least 30 days before the first payment date with respect to which such additional amounts or Taxes shall be payable, Aon plc, AGL, AGH or Aon Corporation, as the case may be, has notified such recipient in writing that such recipient is required to comply with such requirement;

•

that would not have been imposed but for the presentation of the relevant debt security or guarantee (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the debt securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

•

that would not have been imposed if presentation for payment of the relevant debt security or guarantee had been made to a paying agent other than the paying agent to which the presentation was made; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or premium, if any, or interest, if any, on any debt security or any payment in respect of any guarantee to any such holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

All references in this prospectus, other than under “ —Defeasance,” to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any debt securities or any payment in respect of any guarantee shall be deemed to include additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

The obligations of Aon plc, AGL, AGH and Aon Corporation to pay additional amounts if and when due will survive the termination of the indentures and the payment of all other amounts in respect of the debt securities.

If, as a result of Aon plc’s, AGL’s, AGH’s or Aon Corporation’s consolidation, merger with or conversion into a successor person organized under the laws of a jurisdiction other than Ireland, the United Kingdom or the

United States (or, in each case, any political subdivision or taxing authority thereof) as described under “ —Consolidation and Merger,” or the conveyance, transfer or lease by Aon plc, AGL, AGH or Aon Corporation of its assets substantially as an entirety to such successor person, and such an entity expressly assumes the obligations of Aon plc, AGL, AGH or Aon Corporation under the indentures and any outstanding debt securities or guarantees, as applicable, such successor person will pay additional amounts on the same basis as described above, except that references to a “Home Country Jurisdiction” will be treated as references to Ireland, the United Kingdom, the United States and the country in which such successor person is organized or resident (or deemed resident for tax purposes).

Optional Tax Redemption

The issuer may redeem any series of debt securities in whole, but not in part, at its option at any time prior to maturity, upon the giving of not less than 10 nor more than 90 days’ notice of tax redemption to the holders, at a redemption price equal to the principal amount plus accrued and unpaid interest, if any, to the redemption date (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

•

the issuer determines that, as a result of any change in, amendment to or announced proposed change in the laws or any regulations or rulings promulgated thereunder of a Home Country Jurisdiction (or of any political subdivision or taxing authority thereof) or, in the event of the assumption of the issuer’s or a guarantor’s obligations under the debt securities or a guarantee, as applicable, by a successor person not organized under the laws of a Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof as described under “ —Consolidation and Merger”), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), or any change in the application or official interpretation of such laws, regulations or rulings, or (in either case) any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after (i) the issue date of the applicable debt securities or guarantee, (ii) in the event of the assumption by a successor person of the issuer’s or such guarantor’s obligations under the applicable indenture and such debt securities or guarantee, as applicable, as described under “ —Consolidation and Merger,” under the laws of a jurisdiction other than a Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption or (iii) such other date specified with respect to such debt securities or guarantee, as applicable, and, in the case of each of (i), (ii) or (iii), the issuer, such guarantor or such successor person, as applicable, would be required to pay additional amounts (as described under “ —Payment of Additional Amounts”) with respect to that series of such debt securities or under such guarantee, as the case may be, on the next succeeding interest payment date for such debt securities and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to the issuer, such guarantor or such successor person, as applicable; or

•

the issuer determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Home Country Jurisdiction (or any political subdivision or taxing authority thereof) or, in the event of the assumption of the issuer’s or a guarantor’s obligations under the debt securities or a guarantee, as applicable, by a successor person not organized under the laws of a Home Country Jurisdiction (or, in each case, any political subdivision thereof as described under “ —Consolidation and Merger”), the jurisdiction in which such successor person is organized (or deemed resident for tax purposes), which action is taken or brought on or after (i) the issue date of the applicable debt securities or guarantee, (ii) in the event of the assumption by a successor person of the issuer’s or such guarantor’s obligations under the applicable indenture and such debt securities or guarantee, as applicable, as described under “ —Consolidation and Merger,” under the laws of a jurisdiction other than a Home Country Jurisdiction (or, in each case, any political subdivision or taxing authority thereof), with respect to taxes imposed by such other jurisdiction, the date of the transaction resulting in such assumption or (iii) such other date specified with respect to such debt securities and, in the case of each of (i), (ii) and (iii), there is a substantial probability that the circumstances described above would exist.

No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which Aon plc, AGL, AGH, Aon Corporation or such successor person, as applicable, would be obligated to pay any additional amounts.

Aon plc, AGL, AGH, Aon Corporation or such successor person will also pay to each holder, or make available for payment to each such holder, on the redemption date, any additional amounts (as described under “ —Payment of Additional Amounts”) resulting from the payment of such redemption price by it. Prior to the delivery of any notice of redemption, Aon plc, AGL, AGH, Aon Corporation or such successor person will deliver to the trustee an officer’s certificate stating that it is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred, and in the case of a redemption based on an opinion of independent counsel referred to in the second bullet above, such independent counsel’s opinion. Delivery of any notice of redemption will be conclusive and binding on the holders of the securities being redeemed.

Any notice of redemption will be irrevocable once an officer’s certificate has been delivered to the trustee.

Defeasance

Defeasance and Discharge. Unless the debt securities of any series provide otherwise, the issuer and, if applicable, the guarantors may be discharged from any and all obligations in respect of the debt securities of that series and any related guarantee, as applicable (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the applicable trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if, among other things:

•

the issuer or, if applicable, the guarantors or the issuer together with the guarantors irrevocably deposits or deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts known to be payable at the time of such defeasance and discharge and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

the issuer or, if applicable, the guarantors delivers or deliver to the applicable trustee an opinion of counsel confirming that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that the issuer or, if applicable, the guarantors has or have received from the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in any case, in support of that opinion. (Sections 13.02 and 13.04 of the indentures).

In addition, the issuer or, if applicable, the guarantors or the issuer together with the guarantors may also obtain a discharge of either indenture with respect to all debt securities issued under that indenture and any related guarantee, as applicable, by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01 of the indentures).

Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

•

the issuer and, if applicable, the guarantors may omit to comply with any provision of the applicable indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any debt security and not applied to payments on the debt securities but remaining unclaimed for three years, to punctually pay the principal of and premium or interest, if any, on the debt securities, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the debt securities on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the applicable trustee or to furnish that trustee (if that trustee is not the registrar) with the names and addresses of holders of debt securities of that series), including the covenant described under “ — Consolidation and Merger”; and

•

any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series (“covenant defeasance”). (Sections 13.03 and 13.04 of the indentures).

The conditions include, among other things:

•

irrevocably depositing with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of that government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, any premium and interest on, and any additional amounts known to be payable at the time of such covenant defeasance and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

•

delivering to the applicable trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred. (Section 13.04 of the indentures).

Covenant Defeasance and Certain Other Events of Default. If the issuer or, if applicable, the guarantors or the issuer together with the guarantors exercises or exercise the option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities it has or they have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from that event of default. However, the issuer and, if applicable, the guarantors would remain liable for any shortfall.

Modification and Waiver

Each indenture provides that the issuer and, if applicable, the guarantors may enter into supplemental indentures with the applicable trustee without the consent of the holders of debt securities to:

•	document the fact that a successor entity has assumed the issuer’s or, if applicable, a guarantor’s obligations;

•	add covenants or events of default or to surrender any right or power conferred upon the issuer or, if applicable, a guarantor for the benefit of the holders of debt securities;

•	add or change such provisions as are necessary to permit the issuance of global debt securities;

•

cure any ambiguity or correct any inconsistency in the indenture or in the terms of the debt securities as shall not adversely affect the interests of the holders of debt securities in any material respect;

•	conform the applicable indenture or the terms of the debt securities or guarantees to any terms set forth in this prospectus or an applicable prospectus supplement;

•	document the fact that a successor trustee has been appointed; or

•	establish the forms and terms of debt securities of any series. (Section 10.01 of the indentures).

The issuer and, if applicable, the guarantors may enter into a supplemental indenture to modify an indenture with the consent of the applicable trustee and the holders of at least a majority in principal amount of outstanding debt securities of each series affected by such supplemental indenture. However, the issuer and, if applicable, the guarantors may not modify an indenture without the consent of the holders of all then-outstanding debt securities of the affected series issued under that indenture to:

•	extend the maturity date of, or change the due date of any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

•	reduce the principal amount of, or any premium payable or interest rate on, the debt securities of that series;

•	reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in that debt security;

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for shares or other securities or property in accordance with its terms;

•	impair the right to institute suit for the enforcement of any such payment on or after its due date; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults. (Section 10.02 of the indentures).

The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09 of the indentures).

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the issuer will deposit with a depositary identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

An applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

When a global security is issued, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by the issuer if those debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. No issuer, guarantor, trustee, paying agent or registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

It is expected that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days, the issuer will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, the issuer may at any time in its sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, the issuer will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if specified in an applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to the issuer, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in an applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Guarantees

Under each guarantee, the applicable guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of each guarantor under the guarantees will be full and unconditional, joint and several, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against a guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer.

Conversion Rights

An applicable prospectus supplement will describe the terms and conditions, if any, on which debt securities being offered are convertible into Class A ordinary shares of Aon plc or other securities. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the issuer or the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Regarding the Trustee

The issuers have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. (“BNYM”) and may have borrowed money from BNYM in the normal course of business. The issuers may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, the issuers have provided brokerage and other insurance services in the ordinary course of their respective businesses for BNYM. BNYM may also act as trustee with respect to other debt securities one or both of the issuers have issued.

BNYM will be serving as the trustee under the indentures. Consequently, if an actual or potential event of default occurs with respect to the debt securities, BNYM may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, BNYM may be required to resign under one or more indentures, and the applicable issuer and, if applicable, the applicable guarantor would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The debt securities, the guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES OF AON PLC

In this description, references to “holders” mean those who own preference shares of Aon plc registered in their own names, on the books that the registrar maintains for this purpose, and not those who own beneficial interests in preference shares of Aon plc registered in “street name” or issued in book-entry form and held through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preference shares of Aon plc which may be offered by this prospectus, see the documents incorporated by reference in this prospectus, the applicable prospectus supplement, Aon plc’s Constitution (the “Aon plc Constitution”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of that series of preference shares.

The Aon plc Constitution authorizes Aon plc to issue preference shares, in one or more classes or series, with or without voting rights attached to them, with the number of shares of each class or series and the powers, preferences, rights and limitations thereof (which may include preferences regarding dividends and liquidation rights over the Class A ordinary shares of Aon plc) to be determined by Aon plc’s board of directors at the time of issuance of the relevant preference shares. Aon plc’s board of directors has been authorized to issue up to 50,000,000 preference shares, all of which remain authorized for allotment and issuance. This authority will expire five years from the date of adoption of the Aon plc Constitution (which occurred on March 31, 2020).

We will include the specific terms of each series of the preference shares of Aon plc being offered in an applicable prospectus supplement.

DESCRIPTION OF CLASS A ORDINARY SHARES OF AON PLC

In this description, references to “holders” mean those who own Class A ordinary shares of Aon plc registered in their own names, on the books that the registrar we maintains for this purpose, and not those who own beneficial interests in Class A ordinary shares of Aon plc registered in street name or issued in book-entry form and held through one or more depositaries.

The description of the Class A ordinary shares of Aon plc is incorporated in this prospectus by reference to the Current Report on Form 8-K12B filed with the SEC on April 1, 2020. The Class A ordinary shares of Aon plc are listed on the New York Stock Exchange under the symbol “AON.”

For more information regarding the rights attached to the Class A ordinary shares of Aon plc which may be offered by this prospectus, see the applicable prospectus supplement, the Aon plc Constitution, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any other instrument relating to the Class A ordinary shares of Aon plc filed with the SEC as an exhibit to or incorporated by reference in such registration statement at or prior to the time of the issuance of the Class A ordinary shares of Aon plc.

The Aon plc Constitution authorizes Aon plc to allot and issue, and to grant rights to subscribe for or to convert or exchange any security into or for, its Class A ordinary shares, which shall have the same rights, preferences and limitations as its existing Class A ordinary shares. Aon plc’s board of directors has been authorized to issue up to 500,000,000 Class A ordinary shares. Of this amount, as of May 5, 2020, 263,882,994 Class A ordinary shares remained authorized for allotment and issuance. This authority will expire five years from the date of adoption of the Aon plc Constitution (which occurred on March 31, 2020).

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS OF AON PLC

Aon plc may issue share purchase contracts, representing contracts obligating holders to purchase from Aon plc, and obligating Aon plc to sell to the holders, a specified number of its Class A ordinary shares at a future date or dates. The price per share and the number of Class A Ordinary Shares of Aon plc may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the Class A Ordinary Shares of Aon plc:

•	Aon plc debt securities;

•	preference shares of Aon plc; or

•	debt obligations of third parties, including AGH debt securities, Aon Corporation debt securities and U.S. Treasury securities.

Subject to applicable law, the share purchase contracts may require Aon plc to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, Aon plc may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

An applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

PLAN OF DISTRIBUTION

Aon plc, AGL, AGH or Aon Corporation may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers;

•	through agents;

•	any combination of the distribution methods above; or

•	any other methods of distribution described in an applicable prospectus supplement.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, Aon plc, AGL, AGH or Aon Corporation may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and such applicable prospectus supplement, sell securities covered by this prospectus and such applicable prospectus supplement. If so, the third party may use securities borrowed from Aon plc, AGL, AGH, Aon Corporation or others to settle such sales and may such securities to close any related short positions. Aon plc, AGL, AGH or Aon Corporation may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and such applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or supplements and will include, among other things:

•	the type of and terms of the securities;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in an applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, those securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in an applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in an applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Aon plc, AGL, AGH or Aon Corporation and its compensation will be described in an applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by Aon plc, AGL, AGH or Aon Corporation, or through agents designated by one of them from time to time. In the case of securities sold directly by Aon plc, AGL, AGH or Aon Corporation, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by Aon plc, AGL, AGH or Aon Corporation to such agents, will be set forth in an applicable prospectus supplement. Unless otherwise indicated in an applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Aon plc, AGL, AGH or Aon Corporation may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relate from us at the public offering price set forth in an applicable prospectus supplement plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject only to those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with one or more of Aon plc, AGL, AGH or Aon Corporation, to indemnification by one or more of Aon plc, AGL, AGH or Aon Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in an applicable prospectus supplement, all securities offered by this prospectus, other than the Class A ordinary shares of Aon plc, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Aon plc, AGL, AGH or Aon Corporation, as applicable, may elect to list any of the securities on one or more exchanges, but unless otherwise specified in an applicable prospectus supplement, shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

VALIDITY OF SECURITIES

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson and certain matters with respect to English and New York law will be passed upon for us by Latham & Watkins LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Aon plc incorporated by reference in Aon plc’s Current Report on Form 8-K filed with the SEC on April 1, 2020 for the year ended December 31, 2019 and the effectiveness of Aon plc’s internal control over financial reporting as of December 31, 2019 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Willis Towers Watson PLC as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, incorporated by reference herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to a change in accounting principle). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Aon plc

Debt Securities

Guarantees

Class A Ordinary Shares

Preference Shares

Share Purchase Contracts

Share Purchase Units

Aon plc

Guarantees

Aon Global Holdings plc

Debt Securities

Guarantees

Aon Corporation

Debt Securities

Guarantees

May 12, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Aon plc

Subject to exceptions, the Irish Companies Act does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to: (a) purchase and maintain directors and officers insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (b) indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal, (i) in which judgment is given in his or her favor or in which he or she is acquitted or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Aon plc’s memorandum and articles of association (the “Aon plc Constitution”) includes a provision which, subject to the provisions of the Irish Companies Act as aforesaid, entitles every present and former director and other officer of Aon plc to be indemnified out of the assets of Aon plc (other than any person (whether an officer or not) engaged by Aon plc as auditor) against any loss or liability incurred by him or her for negligence, default, breach of duty or breach of trust in relation to the affairs of Aon plc or otherwise incurred by him or her in the execution and discharge of his or her duties to Aon plc.

Under the Irish Companies Act, Aon plc may purchase and maintain directors’ and officers’ liability insurance, at the expense of Aon plc, for the benefit of any of its present and former directors and other officers. The directors of Aon plc will be entitled to cover pursuant to the Aon group’s directors’ and officers’ liability insurance.

In addition to the provisions of the Aon plc Constitution, it is common for a public limited company to enter into a separate deed of indemnity with a director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under Irish law. Aon plc has entered and will enter into such deeds of indemnity with its directors.

Aon plc and Aon Global Holdings plc

Each of Aon plc and Aon Global Holdings plc (the “English Entities”) is a public limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the UK Companies Act 2006 (as amended from time to time, the “UK Companies Act”) contains, among other things, provisions regarding directors’ liability and the extent to which a company may indemnify its directors. All statutory references in this Item 15 are to the UK Companies Act.

Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

1

Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below:

(a)	liability insurance falling within Section 233;

(b)	qualifying third party indemnity provisions falling within Section 234; and

(c)	qualifying pension scheme indemnity provisions falling within Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company (or an associated company) against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 allows for a company to provide an indemnity against liability incurred by a director to someone other than the company or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal proceedings or an unsuccessful defense of civil proceedings brought by a company or its associated companies or in connection with an application for relief under Sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the UK Companies Act.

Section 235 allows a company to provide an indemnity to a director that is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme. In the circumstances, this is not relevant to the directors of the English Entities.

Any indemnity provided under Section 234 or Section 235 must be disclosed in each English Entity’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member of each English Entity has a right to inspect without charge and, on request and on payment of such fee as may be prescribed, to be provided with such copies under Section 238).

Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to a company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member of the company) and any connected member. This, however, does not prevent the director or any such connected member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

To the extent permitted by the UK Companies Act and without prejudice to any indemnity to which any person may otherwise be entitled, the articles of association of each English Entity provide for the indemnification of every director or other officer of that English Entity (other than any person (whether an officer or not) engaged by that English Entity as auditor) out of the assets of that English Entity against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of that English Entity.

Where a person is indemnified against any liability as described in this Item 15, such indemnity shall extend, to the extent permitted by the UK Companies Act, to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

In addition, to the fullest extent permitted by law and without prejudice to any other indemnity to which the director may otherwise be entitled, each English Entity has entered into and, in the future, will enter into deeds of indemnity with its directors and certain of its officers. Under the deeds of indemnity, each English Entity will indemnify such directors and officers to the fullest extent permitted or authorized by the UK Companies Act or by any other statutory provisions authorizing or permitting such indemnification.

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The English Entities expect that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of the English Entities by the underwriters or agents, as the case may be, against certain liabilities.

The directors of each English Entity will also be entitled to cover pursuant to the Aon group’s directors’ and officers’ liability insurance.

Aon Corporation

Aon Corporation was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

Article Seventh of Aon Corporation’s Amended and Restated Certificate of Incorporation (as amended, the “Aon Corporation Certificate of Incorporation”), provides that Aon Corporation will indemnify its officers and directors (including such persons serving as officers and directors of certain subsidiaries) to the full extent permitted by Delaware law.

Furthermore, Aon Corporation is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law and the Aon Corporation Certificate of Incorporation.

Aon Corporation expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of Aon Corporation by the underwriters or agents, as the case may be, against certain liabilities.

Aon Corporation has also entered into separate indemnification agreements with certain of its officers, which agreements provide specific contractual assurance with respect to the existing indemnification and expense advancement rights extended to such officers and directors under Article Seventh of the Aon Corporation Certificate of Incorporation. Specifically, the indemnification agreements provide assurance that no future amendment to or revocation of the Aon Corporation Certificate of Incorporation will adversely affect any existing right of an officer or director with respect to any event that occurred prior to such amendment or revocation (regardless of when any proceeding related to such event is first threatened, commenced or completed).

The directors of Aon Corporation will also be entitled to cover pursuant to the Aon group’s directors’ and officers’ liability insurance.

Item 16. Exhibits.

Number	Description

1*	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger and Reorganization, dated January 12, 2012, between Aon Corporation and Market Mergeco Inc. (incorporated by reference to Annex A to the Definitive Proxy Statement on Schedule 14A filed by Aon Corporation on February 8, 2012)

3

Number	Description

2.2	Amendment No. 1 to Merger Agreement, dated March 12, 2012, between Aon Corporation and Market Mergeco Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Aon Corporation on March 12, 2012)

3.1	Memorandum and Articles of Association of Aon plc (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020)

3.2	Articles of Association of AGL, dated March 30, 2012 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed by AGL on April 2, 2012)

3.3	Articles of Association of AGH

3.4	Amended and Restated Certificate of Incorporation of Aon Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 (File No. 333-183686) filed by AGL on August 31, 2012)

3.5	Amended and Restated Bylaws of Aon Corporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-3 (File No. 333-183686) filed by AGL on August 31, 2012)

4.1*	Form of Aon plc Preference Share Certificate

4.2	Form of Indenture relating to Aon plc senior debt securities, including senior debt guarantees of AGL, AGH and Aon Corporation (the “Aon plc Indenture”)

4.3	Form of Indenture relating to AGH senior debt securities, including senior debt guarantees of Aon plc, AGL and Aon Corporation (the “AGH Indenture”)

4.4	Second Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, AGL, Aon plc, AGH and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (amending and restating the Amended and Restated Indenture, dated April 2, 2012, among Aon Corporation, AGL and the Trustee) (originally dated January 13, 1997) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020) (the “1997 Aon Corporation Indenture”)

4.5	Second Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, AGL, Aon plc, AGH and the Trustee) (amending and restating the Amended and Restated Indenture, dated April 2, 2012, among Aon Corporation, AGL and the Trustee) (originally dated September 10, 2010) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020) (the “2010 Aon Corporation Indenture”)

4.6	Amended and Restated Indenture, dated April 1, 2020, among AGL, Aon Corporation, Aon plc, AGH and the Trustee (amending and restating the Indenture, dated December 12, 2012, among AGL, Aon Corporation and the Trustee) (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020)

4.7	Second Amended and Restated Indenture, dated April 1, 2020, among AGL, Aon Corporation, Aon plc, AGH and the Trustee (amending and restating the Amended and Restated Indenture, dated May 20, 2015, among AGL, Aon Corporation and the Trustee) (originally dated May 24, 2013) (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020)

4.8	Amended and Restated Indenture, dated April 1, 2020, among AGL, Aon Corporation, Aon plc, AGH and the Trustee (amending and restating the Indenture, dated November 13, 2015, among AGL, Aon Corporation and the Trustee) (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020)

4.9	Amended and Restated Indenture, dated April 1, 2020, among Aon Corporation, AGL, Aon plc, AGH and the Trustee (amending and restating the Indenture, dated December 3, 2018, among Aon Corporation, AGL and the Trustee) (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K12B filed by Aon plc on April 1, 2020) (the “2018 Aon Corporation Indenture”)

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Number	Description

4.10*	Form of Aon plc Note

4.11*	Form of AGH Note

4.12*	Form of Aon plc Share Purchase Contract

4.13*	Form of Aon plc Share Purchase Unit

5.1	Opinion of Matheson

5.2	Opinion of Latham & Watkins LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Matheson (included in Exhibit 5.1)

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.2)

24.1	Powers of Attorney for Aon plc, AGL, AGH and Aon Corporation (included in the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 (the “TIA”) of the Trustee for the form of the Aon plc Indenture

25.2	Form T-1 Statement of Eligibility under the TIA of the Trustee for the form of the AGH Indenture

25.3	Form T-1 Statement of Eligibility under the TIA of the Trustee for the 1997 Aon Corporation Indenture

25.4	Form T-1 Statement of Eligibility under the TIA of the Trustee for the 2010 Aon Corporation Indenture

25.5	Form T-1 Statement of Eligibility under the TIA of the Trustee for the 2018 Aon Corporation Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of May 12, 2020.

AON PLC

By:	/s/ Christa Davies
Name: Christa Davies
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christa Davies, Paul Hagy, Michael Neller, Darren Zeidel and Molly Johnson, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of May 12, 2020.

Signature	Title

/s/ Gregory C. Case	Chief Executive Officer and Director (Principal Executive Officer)
Gregory C. Case

/s/ Lester B. Knight	Non-Executive Chairman and Director
Lester B. Knight

/s/ Jin-Yong Cai	Director
Jin-Yong Cai

/s/ Jeffrey C. Campbell	Director
Jeffrey C. Campbell

/s/ Fulvio Conti	Director
Fulvio Conti

/s/ Cheryl A. Francis	Director
Cheryl A. Francis

/s/ J. Michael Losh	Director
J. Michael Losh

Signature	Title

/s/ Richard B. Myers	Director
Richard B. Myers

/s/ Richard C. Notebaert	Director
Richard C. Notebaert

/s/ Gloria Santona	Director
Gloria Santona

/s/ Carolyn Y. Woo	Director
Carolyn Y. Woo

/s/ Christa Davies	Executive Vice President
Christa Davies
and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Neller	Global Controller (Principal Accounting Officer)
Michael Neller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of May 12, 2020.

AON PLC

By:	/s/ Molly Johnson
Name: Molly Johnson
Title: Assistant Company Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christa Davies, Paul Hagy, Michael Neller, Darren Zeidel and Molly Johnson, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of May 12, 2020.

Signature	Title

/s/ Gregory C. Case	Chief Executive Officer and Director (Principal Executive Officer)
Gregory C. Case

/s/ Rogier Sparreboom	Director
Rogier Sparreboom

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of May 12, 2020.

AON GLOBAL HOLDINGS PLC

By:	/s/ Gardner Mugashu
Name: Gardner Mugashu
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christa Davies, Paul Hagy, Michael Neller, Darren Zeidel and Molly Johnson, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of May 12, 2020.

Signature	Title

/s/ Domingo Garcia	Director
Domingo Garcia

/s/ Gardner Mugashu	Director
Gardner Mugashu

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, as of May 12, 2020.

AON CORPORATION

By:	/s/ Molly Johnson
Name: Molly Johnson
Title: Vice President & Company Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christa Davies, Michael Neller and Molly Johnson, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of May 12, 2020.

Signature	Title

/s/ Gregory C. Case	Chief Executive Officer (Principal Executive Officer)
Gregory C. Case

/s/ Christa Davies	Executive Vice President
Christa Davies	and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Neller	Senior Vice President
Michael Neller	and Global Controller (Principal Accounting Officer)

/s/ Molly Johnson	Director
Molly Johnson

/s/ Michelle S. Ley	Director
Michelle S. Ley

/s/ Maureen Paramore	Director
Maureen Paramore